UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2016

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 559-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.

Current Report on Form 8-K

Item 8.01 Other Events.

On April 28, 2016, Citigroup Inc. announced that it is offering to purchase certain of its outstanding notes from holders located or resident outside the United States. The offer is expected to be open until 4:00 p.m. (London time) on May 6, 2016. Secondary market prices for the notes may be affected during the offer period.

The notes that are subject to the offer are as follows:

Title	ISIN
€1,000,000,000 2.125% Fixed Rate Notes due 2026	XS1107727007
£400,000,000 6.5% Fixed Rate Notes due 2030	XS0116066449
£800,000,000 6.8% Fixed Rate Notes due 2038	XS0372391945
£500,000,000 4.5% Fixed Rate Subordinated Notes due 2031	XS0245936496

The offers are not being made, and will not be made, directly or indirectly, in or into the United States, including its territories and possessions (Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands), any state of the United States of America and the District of Columbia. The notes may not be tendered in the offers by any such use, means, instrumentality or facility from or within the United States or by persons located or resident in the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2016	CITIGROUP INC.

	By:	/s/ Barbara Politi
Barbara Politi
Assistant Secretary